Exhibit 5.1

511 Union Street, Suite 2700 | Nashville, TN 37219

T 615.850.6380 | F 615.244.6804

Holland & Knight LLP | www.hklaw.com

May 11, 2026

Acadia Healthcare Company, Inc.

4020 Aspen Grove Drive, Suite 900

Franklin, Tennessee 37067

Re: Registration Statement on Form S-8 for the Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 3,000,000 additional shares of its common stock, par value $0.01 per share (the “Shares”), issuable under the Company’s Amended and Restated Incentive Compensation Plan, as amended (the “Plan”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i) The Registration Statement and all exhibits thereto.

(ii) The Company’s Amended and Restated Certificate of Incorporation, as amended to date.

(iii) The Company’s Amended and Restated Bylaws, as amended to date.

(iv) The Plan.

(v) Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale | Houston | Jacksonville | Los Angeles | Miami | Nashville | New York | Newport Beach | Orlando | Philadelphia | Portland | Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Algiers | Bogotá | London | Mexico City | Monterrey

Acadia Healthcare Company, Inc.

May 11, 2026

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v) That the offer and sale of Shares under the Plan complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Plan and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP